EXHIBIT 99.1

For Immediate Release

LL Flooring Board of Directors Announces Exploration of Strategic Alternatives
to Maximize Shareholder Value

RICHMOND, VA. – August 14, 2023 – LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL) today announced that its Board of Directors has initiated an exploration of strategic alternatives in response to receipt of multiple inbound expressions of interest regarding a potential transaction with the Company. As part of this process, the Board will consider a wide range of options for the Company including, among other things, a potential sale, merger or other strategic transaction.

Nancy Taylor, Independent Chairperson of the Board of Directors, said, “The LL Flooring Board of Directors has confidence in the Company’s strategy and believes that the strategic work the management team has been doing to strengthen the business will provide long-term benefits. While this work is well underway, in light of external interest in the Company, the Board and management are taking the opportunity to explore a range of potential strategic alternatives to maximize shareholder value. We look forward to working diligently with our external advisors to identify the best path for the future of LL Flooring and all of our shareholders.”

As previously disclosed on June 26, 2023, the Company’s Board of Directors unanimously rejected an unsolicited, non-binding proposal to acquire all of LL Flooring’s outstanding shares for $5.76 per share in cash as it significantly undervalued the worth of LL Flooring, its business and prospects. As the Board noted at that time in rejecting the proposal, it remains open to considering a transaction that appropriately reflects the Company’s value and prospects.

There can be no assurance that the Company’s strategic alternatives process will result in LL Flooring pursuing any particular transaction or other strategic outcome. The Company has not set a timetable for completion of this process, and it does not intend to disclose further developments unless and until it determines that further disclosure is appropriate or necessary.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to LL Flooring and Skadden, Arps, Slate, Meagher & Flom LLP is serving as its legal advisor.

About LL Flooring

LL Flooring is one of the country’s leading specialty retailers of hard-surface flooring with more than 440 stores nationwide. The Company seeks to offer the best customer experience online and in stores, with more than 500 varieties of hard-surface floors featuring a range of quality styles and on-trend designs. LL Flooring's online tools also help empower customers to find the right solution for the space they've envisioned. LL Flooring's extensive selection includes waterproof hybrid resilient, waterproof vinyl plank, solid and engineered hardwood, laminate, bamboo, porcelain tile, and cork, with a wide range of flooring enhancements and accessories to complement. LL Flooring stores are staffed with flooring experts who provide advice, Pro partnership services and installation options for all of LL Flooring's products, the majority of which is in stock and ready for delivery.

Learn More about LL Flooring

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Our commitment to quality, compliance, the communities we serve and corporate giving: https://llflooring.com/corp/quality.html
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” "assumes," “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” "targets," “potential,” "will likely result," and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and the Company’s Investor Relations website at https://investors.llflooring.com.

For further information contact:

LL Flooring Investor Relations

ICR

Bruce Williams

ir@llflooring.com

Tel: 804-420-9801

For media inquiries:

Leigh Parrish / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449